                                                               EXHIBIT 12.1

                   STATEMENT REGARDING COMPUTATION OF RATIOS

                       RATIO OF EARNINGS TO FIXED CHARGES

                                               Predecessor
                                   ---------------------------------------
                                                               Nine Months
                                                                 Ended
                                    Year Ended December 31,   September 30,
                                    ------------------------  -------------
                                     1992      1993    1994        1995
                                    -------  -------  ------- ------------
                                          (dollars in thousands)
Earnings before income taxes....... $23,581  $28,804   $31,356    $16,963
Fixed charges......................   1,101    1,773     2,597      3,707
                                    -------  -------   -------    -------
                                    $24,682  $30,577   $33,953    $20,670
                                    -------  -------   -------    -------
Divided by:
Fixed charges...................... $ 1,101  $ 1,773   $ 2,597    $ 3,707
                                       22.4x    17.2x     13.1x       5.6x
                                    =======  =======   =======    =======


                                                Successor
                                    -----------------------------------------
                                      Three                         Nine
                                      Months         Year          Months
                                       Ended        Ended          Ended
                                    December 31,  December 31,   September 30,
                                    ------------  ------------   -------------
                                       1995           1996          1997
                                     -------        -------       ----------
                                          (dollars in thousands)
Earnings before income taxes.......  $ 1,778         $(2,373)     $ 5,299
Fixed charges......................    5,926          27,627       17,391
                                     -------         -------      -------
                                     $ 7,704         $25,254      $22,690
                                     -------         -------      -------
Divided by:
Fixed charges......................  $ 5,926         $27,627      $17,391
                                         1.3x             .9x         1.3x
                                     =======         =======      =======